SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------



                                    FORM 8-K




                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





        Date of Report (Date of earliest event reported): October 1, 1997





                     HEALTH AND RETIREMENT PROPERTIES TRUST
               (Exact name of registrant as specified in charter)




    Maryland                     1-9317                   04-6558834
 (State or other            (Commission file            (IRS employer
 jurisdiction of                number)              identification no.)
 incorporation)


  400 Centre Street, Newton, Massachusetts                     02158
  (Address of principal executive offices)                   (Zip code)


Registrant's telephone number, including area code:  617-332-3990

Item 2.  Acquisition or Disposition of Assets

         As previously announced, on October 1, 1997, Health and Retirement Properties Trust and subsidiaries (the "Company") purchased a 420,368 square foot office building located at 7 West 34th Street in New York City, New York from 7 West Associates LLC, a wholly owned subsidiary of Orchard Properties, Inc., for $110 million. The building has been and will continue to be rented as commercial office space. The building is currently 100% occupied with 60% leased to health care companies, including the corporate headquarters of Health Insurance Plan of Greater New York.

         As previously announced, on May 15, 1997, the Company acquired two medical office buildings and two garages located adjacent to Cedars-Sinai Medical Center in Los Angeles, California. The properties were acquired by a limited partnership owned 99% by the Company. The Company contributed and loaned an aggregate of $108.5 million to such limited partnership and Medical Office Buildings, Ltd., a Washington limited partnership, the Company's limited partner, contributed the land and the buildings which it acquired from Wright-Carlyle Partners, in the case of the buildings, and Prudential Insurance Company of America, in the case of the land, pursuant to existing rights of first refusal and options, the exercises of which were funded by the Company's funding of the limited partnership. The two medical office towers and the two parking garages are interconnected to each other and to the Cedars-Sinai Medical Center by pedestrian bridges. The medical office buildings are currently more than 95% occupied and have over 150 separate medical practices as tenants. The average occupancy of these buildings for the last ten years was approximately 97.2%. The Company currently intends that the building will continue to be operated as a medical office building.

         The properties described above are managed for the Company by M&P Partners Limited Partnership ("M&P"), which provides property agent and management services for certain of the Company's multi-tenant buildings. M&P is owned by its general partner, HRPT Advisors, Inc., the Company's advisor, and Messrs. Gerar M. Martin and Barry M. Portnoy, who are managing trustees of the Company. Management fees paid to M&P are based on a percentage of revenues derived from the multi-tenant buildings under its management.

         The consideration for each of these acquisitions was funded initially by drawings under the Company's existing revolving line of credit with Dresdner Kleinwort Benson NorthAmerica LLC, as agent and Fleet National Bank, as administrative agent and available cash.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Business Acquired.

         The audited financial statements of the properties described in Item 2 of this Report are not filed herewith but will be filed on an amendment to this Form 8-K within 60 days of the date hereof.

(c)      Exhibits.

         2.1 Purchase and Sale Agreement dated September 25, 1997 by and between 7 West Associates LLC, as seller and the Company, as purchaser.

         2.2 Contribution Agreement (and Escrow Instructions) with respect to the acquisition of the Cedars-Sinai Medical Office Towers dated as of April 20, 1997 by and between Medical Office Buildings, Ltd., as seller, and the Company, as buyer.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    HEALTH AND RETIREMENT PROPERTIES TRUST



                                    By: /s/ Ajay Saini
                                         Ajay Saini, Treasurer and
                                             Chief Financial Officer

Date: October 16, 1997